Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SPARTAN STORES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-0593940 (I.R.S. Employer Identification Number)

850 76th Street, S.W., P.O. Box 8700 Grand Rapids, Michigan (Address of Principal Executive Offices)	49518 (Zip Code)

SPARTAN STORES, INC. SAVINGS PLUS PLAN

SPARTAN STORES, INC. SAVINGS PLUS PLAN FOR UNION ASSOCIATES

SPARTAN RETAIL SAVINGS PLUS PLAN

SPARTAN STORES, INC. SAVINGS PLUS PLAN
FOR J.F. WALKER COMPANY ASSOCIATES
(Full Title of the Plan)

James B. Meyer President and Chief Executive Officer Spartan Stores, Inc. 850 76th Street, S.W. Grand Rapids, Michigan 49518 (Name and Address of Agent for Service)	Copies to:	Alex J. DeYonker Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487

(616) 878-2000
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee

Spartan Stores, Inc.
Savings Plus Plan
Common Stock, no par value

Spartan Stores, Inc.
Savings Plus Plan for
Union Associates
Common stock, no par value

Spartan Retail Savings
Plus Plan
Common stock, no par value

Spartan Stores, Inc. Savings
Plus Plan for J.F. Walker
Company Associates
Common stock, no par value

	1,000,000 shares (2) 500,000 shares (2) 250,000 shares (2) 25,000 shares (2)	$2.55 (3) $2.55 (3) $2.55 (3) $2.55 (3)	$2,550,000.00 (3) $1,275,000.00 (3) $637,500.00 (3) $63,750.00 (3)	$234.60 $117.30 $58.65 $5.87

(1)

On October 24, 2002, the average of the bid and asked prices of the Common Stock of Spartan Stores, Inc. was $2.55 per share. The registration fee is computed in accordance with Rule 457(h) and (c) under the Securities Act of 1933 ("Securities Act").

(2)

In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. This registration statement also covers such indeterminate number of additional shares as may be authorized in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from the payment of stock dividends or stock splits or certain other capital adjustments.

(3)	Estimated solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

          This Registration Statement is filed for the purpose of registering 1,775,000 additional shares of Common Stock by Spartan Stores, Inc., a Michigan corporation (the "Registrant"), for use in connection with the Spartan Stores, Inc. Savings Plus Plan, the Spartan Stores, Inc. Savings Plus Plan for Union Associates, the Spartan Retail Savings Plus Plan and the Spartan Stores, Inc. Savings Plus Plan for J.F. Walker Company Associates. In accordance with General Instruction E to Form S-8, the Registrant incorporates by reference the contents of (1) the Registration Statement on Form S-8, file No. 333-66430, filed on August 1, 2001, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed on July 17, 2002, and (2) the Registration Statement on Form S-8, file No. 333-96615, filed on July 17, 2002.

SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on this 28th day of October, 2002.

SPARTAN STORES, INC. (Registrant)

By/s/James B. Meyer
James B. Meyer Chairman of the Board, President and Chief Executive Officer

                    Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

October 28, 2002	By /s/ Alex J. DeYonker
Alex J. DeYonker Director

October 28, 2002	By /s/ Elson S. Floyd, Ph.D.*
Elson S. Floyd, Ph.D. Director

October 28, 2002	By /s/ Richard B. Iott*
Richard B. Iott Director

October 28, 2002	By /s/ Gregory P. Josefowicz*
Gregory P. Josefowicz Director

October 28, 2002	By /s/ James B. Meyer
James B. Meyer Director

October 28, 2002	By /s /Elizabeth A. Nickels*
Elizabeth A. Nickels Director

Date	Signature

October __, 2002	By
Kenneth T. Stevens Director

October __, 2002	By
James F. Wright Director

October 28, 2002	By /s /David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*By /s/ Alex J. DeYonker
Alex J. DeYonker Attorney-in-Fact

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who adminster the employee benefit plans) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on this 28th day of October, 2002.

SPARTAN STORES, INC. SAVINGS PLUS PLAN

By: SPARTAN STORES, INC. Plan Administrator

By: /s/ Mark C. Eriks
Mark C. Eriks, Vice President Human Resources

SPARTAN STORES, INC. SAVINGS PLUS PLAN FOR UNION ASSOCIATES

By: SPARTAN STORES, INC. Plan Administrator

By: /s/ Mark C. Eriks
Mark C. Eriks, Vice President Human Resources

SPARTAN RETAIL SAVINGS PLUS PLAN

By: FAMILY FARE, LLC Plan Administrator

By: SPARTAN STORES HOLDING, INC. Sole Member

By: /s/ James B. Meyer
James B. Meyer, President

SPARTAN STORES, INC. SAVINGS PLUS PLAN FOR J.F. WALKER COMPANY ASSOCIATES

By: SPARTAN STORES, INC. Plan Administrator

By: /s/ Mark C. Eriks
Mark C. Eriks, Vice President Human Resources

EXHIBIT INDEX

Exhibit Number	Document

4.1

Articles IV, V, VIII, IX, X, XII and XIII of the Amended and Restated Articles of Incorporation of Spartan Stores, Inc. Previously filed as Annex B to the prospectus and joint proxy statement contained in Spartan Stores' Pre-Effective Amendment No. 1 to Registration Statement on Form S-4, filed on June 5, 2000. Here incorporated by reference.

4.2

Articles II, III and X of the Amended and Restated Bylaws of Spartan Stores, Inc. Previously filed as Annex B to the prospectus and joint proxy statement contained in Spartan Stores' Pre-Effective Amendment No. 1 to Registration Statement on Form S-4, filed on June 5, 2000. Here incorporated by reference.

5.1	Opinion of Warner Norcross & Judd LLP.

5.2

Most recent Internal Revenue Service Determination Letter for the Spartan Stores, Inc. Savings Plus Plan. Previously filed as an exhibit to Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed July 17, 2002. Here incorporated by reference.

5.3

Most recent Internal Revenue Service Determination Letter for the Spartan Stores, Inc. Savings Plus Plan for Union Associates. Previously filed as an exhibit to Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed July 17, 2002. Here incorporated by reference.

5.4

Most recent Internal Revenue Service Determination Letter for the Spartan Stores, Inc. Savings Plus Plan for J.F. Walker Company Associates. Previously filed as an exhibit to Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed July 17, 2002. Here incorporated by reference.

23.1	Consent of Independent Public Accountants.

23.2	Consent of Warner Norcross & Judd LLP (included in Exhibit 5.1 and incorporated herein by reference).

24	Powers of Attorney.